EXHIBIT 4.42.1

                                 FIRST AMENDMENT
                                       TO
                 BRIDGE LOAN AND COMMON STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO BRIDGE LOAN AND COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is dated effective as of June 11, 2001 by and between VALUESTAR CORPORATION, a Colorado corporation (the "Corporation"), and those investors set forth on Schedule 1 (signature page) attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

         A. The Corporation and Purchasers entered into the BRIDGE LOAN AND COMMON STOCK PURCHASE AGREEMENT (the "Original Agreement") dated as of April 24, 2001. The Original Agreement provided for a maximum issuance of certain
Promissory Notes ("Bridge Loan Notes") of $3,500,000 and a maximum issuance of Common Stock in connection therewith of 17,500,000 common shares.

         B. The corporation wishes to be able to sell up to $4,000,000 of Bridge Loan Notes and issue 20,000,000 common shares in connection therewith, and the Purchasers wish to amend the Original Agreement to authorize said higher amounts pursuant to the provisions of section 6.13 of the Original Agreement, which section provides that the provisions of the Original Agreement may be amended if the Corporation has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding principal amount of Bridge Loan Notes.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, contained below in this Agreement, the parties agree:

I.       AMENDMENTS.

         1.1 Section 2.1 of the Original Agreement is hereby modified to provide
(i) that the maximum amount of authorized Bridge Loan Notes is Four Million Dollars; said amount replacing the prior Three Million Five Hundred Thousand Dollars maximum set out in the Original Agreement and (ii) that the maximum number of common shares of Corporation to be issued in connection therewith is 20,000,000, said amount replacing the prior 17,500,000 maximum set out in the Original Agreement.

         1.2 Schedule 3.4 of the Original Agreement (Brokers) is deleted and replaced in its entirety by the attached Schedule 3.4 showing an additional Broker in connection with the sales of Notes, and the restriction of a certain related party Broker to non-cash consideration only.


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

II.      EFFECTIVE DATE.

         2.1 This amendment shall be effective as of the date set forth in the introductory paragraph of this Agreement, but only upon the Corporation's receiving the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding principal amount of Bridge Loan Notes at such date aggregating $2.8 million.

III.     EFFECT.

         Except to the extent specifically set forth herein, the Original Agreement is not modified in any manner.

IV.      MISCELLANEOUS.

         4.1 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Purchasers and Corporation whether so expressed or not.

         4.2 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         4.3 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         4.4 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

         4.5 Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

         IN WITNESS  WHEREOF,  the Corporation and each Purchaser  identified on
Schedule 1 have caused this Agreement to be executed and delivered.

                                  CORPORATION:
                                  VALUESTAR CORPORATION

                                  By:   /s/ James Stein
                                        ---------------
                                  Name:  James Stein
                                  Its:   President and Chief Executive Officer

                                                                    SCHEDULE - 1

 Signature Page to First Amendment to the Bridge Loan and Common Stock Purchase
                                    Agreement
                          (PAGE 1 OF 2 SIGNATURE PAGES)


                                      HULL CAPITAL CORP. PROFIT SHARING PLAN AND
                                      TRUST FBO J. Mitchell Hull


                                      By:      /s/ J. Mitchell Hull
                                               --------------------
                                      Name:    J. Mitchell Hull
                                      Title:   Trustee


                                      HULL OVERSEAS LTD.

                                      By:      /s/ J. Mitchell Hull
                                               --------------------
                                      Name:    J. Mitchell Hull
                                      Title:   Managing Partner


                                      J.M. HULL ASSOCIATES, LP

                                      By:      /s/ J. Mitchell Hull
                                               --------------------
                                               Its general partner


                                      J. MITCHELL HULL

                                      By:      /s/ J. Mitchell Hull
                                               --------------------


                                      CANUSA TRADING LTD.

                                      By:      /s/ W.A. Manuel, Jr.
                                               --------------------
                                      Name:    W.A. Manuel, Jr.
                                      Title:   President


                                      PALERMO TRUST

                                      By:      /s/ James A. Barnes
                                               -------------------
                                      Name:    James A. Barnes
                                      Title:   Trustee


                                      HARMONIC ASSOCIATES, LP

                                      By:      /s/ Trevor Gibson
                                               -----------------
                                      Name:    Trevor Gibson
                                      Title:   CFO


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

                                                                    SCHEDULE - 1

 Signature Page to First Amendment to the Bridge Loan and Common Stock Purchase
                                    Agreement
                          (PAGE 2 OF 2 SIGNATURE PAGES)


                                      DUCK PARTNERS, L.P.

                                      By:      /s/ J. Mitchell Hull
                                               --------------------
                                      Name:    J. Mitchell Hull
                                      Title:   General Partner


                                      HULL CAPITAL CORP. PROFIT SHARING PLAN
                                      AND TRUST FBO Lillie Fenner

                                      By:      /s/ Lillie E. Fenner
                                               --------------------
                                      Name:    Lillie E. Fenner
                                      Title:   Trustee


                                      GEORGE HOLLAND

                                      By:      /s/ George Holland
                                               ------------------


                                      VEECH TRUST

                                      By:      /s/ Bryant I. Pickering
                                               -----------------------
                                      Name:    Bryant I. Pickering
                                      Title:   Trustee


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



                                  Schedule 3.4
                                       to
                               Purchase Agreement
                               ------------------

                                     Brokers

The Board of Directors has authorized and approved the payment of finders fees in cash, common shares (valued at $.50 per share), warrants with an exercise price of $0.50 per share valued at $0.25 per warrant, or in Bridge Loan Notes and shares in an amount not to exceed 7.5% of the amount sold in the aggregate unless otherwise approved by the Board of Directors. Hull Capital Corp., an affiliate of a director, and a financial advisor to the Corporation, shall only be paid finders fees "in kind" on bridge funds identified or invested by Hull Capital Corp. or affiliates and will not be paid any finders fees in cash. The Corporation has agreed to pay KBC Financial Products USA Inc. a finders fee on certain purchases made or identified by them or affiliates.


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